EXHIBIT 10.14

SECURED PROMISSORY NOTE

$328,000	San Diego, California
February 26, 2002

FOR VALUE RECEIVED, Christopher J. Calhoun, an individual (“Borrower”), hereby promises to pay MacroPore, Inc., a Delaware corporation (“MacroPore”), or order, at 6740 Top Gun Street, San Diego, California 92121, or at such other address as the holder of this Promissory Note (“Note”) may specify in writing, the principal sum of Three Hundred Twenty Eight Thousand Dollars ($328,000) plus interest in the manner and upon the terms and conditions set forth below.  The proceeds of this Note may be used solely for the purpose of acquiring shares of MacroPore’s common stock from certain of its major stockholders.

1.                                       Rate of Interest.  Interest shall accrue from the date hereof on the principal balance of this Note at a per annum rate equal to the prime rate available from Wells Fargo Bank as of the date hereof plus one percent (1%).  The interest rate for the first year after the date of this Note shall be 5.75% per annum.  The interest rate shall remain fixed for the term of one year and shall be adjusted according to the prime rate available on each anniversary hereof.  Interest charged on this Note shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

2.                                       Due Date.  The entire unpaid balance of principal and interest under this Note shall be due and payable in full on the third anniversary of the date hereof, February 25, 2005, (the “Maturity Date”).

3.                                       Mandatory Prepayment.  In the event Borrower sells, transfers or otherwise disposes of any or all of the common stock of MacroPore purchased by Borrower with the funds provided by this Note, Borrower shall prepay this Note by the amount of one hundred percent (100%) of the proceeds received by Borrower from any such disposition of the MacroPore common stock less any costs associated with such disposition, including payment of taxes by Borrower.  Such prepayment shall be due within five (5) business days of receipt of the proceeds from such disposition.  Borrower shall remain liable to MacroPore for any amounts outstanding under this Note after application of such net proceeds.

4.                                       Voluntary Prepayment.  Voluntary prepayments of the principal balance of this Note, without premium or penalty of any nature, shall be permitted at any time; provided that each such prepayment shall be accompanied by all accrued and unpaid interest on the amount being prepaid.  Amounts repaid or prepaid with respect to this Note may not be reborrowed.  MacroPore shall tender this Note to the Borrower subject to payment in full to MacroPore by the Borrower of all outstanding principal, interest, and all other sums due hereunder.  This Note shall thereupon be terminated in full.

5.                                       Holder’s Right of Acceleration.  Upon the occurrence of the following, the holder of this Note may, at its election and upon written notice to the undersigned (which notice shall not be waivable by the undersigned), declare the entire balance hereof (including, but not limited to, all principal and interest) immediately due and payable:

(a)                                  the termination of the Borrower’s employment or service with MacroPore,

(b)                                 the failure to pay the mandatory prepayment when, and if, due,

(c)                                  the undersigned’s initiation of voluntary bankruptcy proceedings,

(d)                                 the initiation of involuntary bankruptcy proceedings against the undersigned which the undersigned approves, consents to or acquiesces in, or which are not dismissed within 45 days after the filing of the bankruptcy petition,

(e)                                  a material breach of any of the covenants of that certain Pledge Agreement executed in conjunction with this Promissory Note that is not cured within 30 days after written notice of such breach is given to the undersigned, or

(f)                                    the use of the proceeds of this Note for any purpose other than acquiring shares of MacroPore’s common stock from certain of its major stockholders.

6.                                       Security for this Note.  This Note is a full-recourse Note originally secured by a pledge of the common stock of MacroPore purchased by Borrower with the proceeds of the Note and owned by the Borrower, as further described in the Pledge Agreement dated of even date herewith, which is on file with the Secretary of MacroPore.  The Note is subject to all of the terms and conditions of the Pledge Agreement.

7.                                       General Provisions.

(a)                                  If this Note is not paid when due, Borrower further promises to pay all costs of collection, foreclosure fees, and reasonable attorneys’ fees incurred by MacroPore, whether or not suit is filed hereon.

(b)                                 Borrower hereby consents to any and all renewals, replacements, and/or extensions (none of which MacroPore is obligated to grant to Borrower) of time for payment of this Note before, at, or after maturity.

(c)                                  Presentment for payment, demand, notice of dishonor, protest, and notice of protest are hereby expressly waived.

(d)                                 Any waiver of any rights under this Note or under any other agreement, instrument, or paper signed by Borrower is neither valid nor effective unless made in writing and signed by the holder of this Note.

(e)                                  No delay or omission on the part of the holder of this Note in exercising any right shall operate as a waiver thereof or of any other right.

(f)                                    A waiver by the holder of this Note upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

(g)                                 Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

(h)                                 This Note may not be changed, modified, amended, or terminated except in a writing signed by the Borrower and MacroPore or holder thereof.

(i)                                     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to the principles of conflicts of laws thereof.

(j)                                     All references to “Dollars” or “$” shall mean United States Dollars.

(k)                                  All notices or other communications required or permitted to be given by the Maker or Holder shall be in writing and shall be delivered personally or may be deposited with the United States Postal Service, postage prepaid, return receipt requested, and addressed as follows:

If to the Borrower:	Christopher J. Calhoun 6740 Top Gun Street San Diego, California 92121

If to MacroPore:	MacroPore 6740 Top Gun Street San Diego, California 92121 Attention: President/Senior Vice President of Finance

8.                                       Arbitration.  Any disputes between Borrower and MacroPore arising out of or relating to this Note shall be resolved by an impartial arbitrator in an arbitration proceeding held in San Diego County, California pursuant to the rules of the American Arbitration Association then in effect.  Either party, at its option, may initiate binding arbitration by delivering written notice to the other party; provided, that, if there are multiple disputes, all outstanding disputes shall be resolved by a single arbitration.  The parties shall attend and participate in, and shall be bound by the results of, the arbitration proceeding.  The arbitrator shall be selected by agreement between Borrower and MacroPore, but if they do not agree on the selection of an arbitrator within 15 days after the date of the request for arbitration, the arbitrator shall be selected pursuant to the rules of that Association.  If for any reason the American Arbitration Association declines to accept the arbitration proceedings, the parties shall use the procedures set forth in the California Code of Civil Procedure Section 1280 et seq.  The award rendered by the arbitrator shall be conclusive and binding upon Borrower and MacroPore.  Each party shall pay its own expenses for the arbitration and the fee and expenses of the arbitrator shall be shared equally.  Judgement upon the award may be entered in any court having jurisdiction.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.

Christopher J. Calhoun,
an individual

By:	/s/ Christopher J. Calhoun
Name:	Christopher J. Calhoun
Title: